UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 22, 2009 (December 17, 2009)

HUGHES Telematics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33860	26-0443717
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

41 Perimeter Center East, Suite 400 Atlanta, Georgia		30346
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (770) 391-6400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 17, 2009 (the “Closing Date”), HUGHES Telematics, Inc. (the “Company”) entered into a credit agreement (the “Second Lien Credit Agreement”) with Plase HT, LLC (“Plase”), as administrative agent, collateral agent and original lender, pursuant to which Plase made a $15.0 million loan to the Company and was issued a warrant as described in greater detail in Item 2.03 below. In addition, on December 18, 2009, the Company converted an approximately $8.3 million trade payable balance owed to Hughes Network Systems, LLC (“HNS”) into a senior unsecured promissory note (the “HNS Note”) as described in greater detail in Section 2.03 below.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On the Closing Date, the Company entered into the Second Lien Credit Agreement with Plase, as administrative agent, collateral agent and original lender, pursuant to which Plase made a $15.0 million loan to the Company. Plase is an affiliate of Apollo Global Management, LLC, the Company’s controlling stockholder. The loans under the Second Lien Credit Agreement bear interest at 9.0% per annum, payable-in-kind, and are guaranteed by all of the Company’s existing and future domestic subsidiaries. The loans are secured by a second priority lien on substantially all of the Company’s tangible and intangible assets, including the equity interests of the Company’s subsidiaries. The liens granted in connection with the Second Lien Credit Agreement are expressly subject and subordinated to the liens securing the Company’s obligations under its Amended and Restated Credit Agreement dated as of March 31, 2008 (the “First Lien Credit Agreement”) with Morgan Stanley Senior Funding, Inc. as administrative agent, Morgan Stanley & Co. Incorporated, as collateral agent, and the lenders from time to time party thereto.

In connection with the Second Lien Credit Agreement, the Company issued Plase a warrant to purchase 3,000,000 shares of the Company’s common stock at an exercise price of $6.00 per share (the “Warrant”) and entered into a customary registration rights agreement (the “Registration Rights Agreement”).

The covenants contained in the Second Lien Credit Agreement are substantially the same as those in the First Lien Credit Agreement. The Second Lien Credit Agreement requires the Company to comply with negative covenants which include, among others, limitations on the Company’s ability to incur additional debt; create liens; pay dividends or make other distributions; make loans and investments; sell assets; redeem or repurchase capital stock or subordinated debt; engage in specified transactions with affiliates; consolidate or merge with or into, or sell substantially all of its assets to, another person; and enter into new lines of business. The Company may incur indebtedness beyond the specific limits allowed under the Second Lien Credit Agreement, provided it maintains a leverage ratio of less than 5.0 to 1.0. The events of default under the Second Lien Credit Agreement include, among others, payment defaults; defaults under, or acceleration of, certain indebtedness; termination of the Company’s contract with Mercedes-Benz USA, LLC; breaches of covenants or representations and warranties; certain ERISA events; certain judgments; and bankruptcy and insolvency events. The occurrence of an event of default could result in the acceleration of the obligations under the Second Lien Credit Agreement.

In addition, on December 18, 2009, the Company converted an approximately $8.3 million trade payable balance owed to HNS into the HNS Note. Such promissory note will accrue interest at a rate of 12% per annum and become due and payable on December 31, 2010. The Company is required to make scheduled principal payments of approximately $0.8 million on April 15, 2010 and $1.5 million on each of July 15, 2010 and October 15, 2010. In addition, subject to all restrictions in the First Lien Credit Agreement and Second Lien Credit Agreement and certain other limitations, to the extent the Company sells any capital equipment purchased by the Company (or purchased by HNS on the Company’s behalf) for use in connection with the Telematics Agreement between the parties, but no longer needed by the Company, the Company shall make unscheduled prepayments of principal on the promissory note equal to the proceeds from the sale of such capital equipment (net of any selling costs).

The description of the Second Lien Credit Agreement and the Warrant, the Registration Rights Agreement and the HNS Note contained herein is qualified in its entirety by reference to the full text of such documents, copies of which are filed as exhibits hereto and are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

On December 17, 2009, in connection with the execution of the Second Lien Credit Agreement, as described in Item 2.03 of this 8-K, the Company issued Plase a warrant to purchase 3,000,000 shares of common stock of the Company for $6.00 per share, subject to certain customary anti-dilution provisions. The warrant expires on December 17, 2014. In addition, the Company executed the Registration Rights Agreement in connection with the issuance of the Warrant.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Exhibit Title

99.1	Second Lien Credit Agreement dated as of December 17, 2009 among HUGHES Telematics, Inc., Plase HT, LLC as administrative agent and collateral agent, and the lenders from time to time party thereto.

99.2	Second Lien Guaranty and Collateral Agreement dated as of December 17, 2009 among HUGHES Telematics, Inc., the subsidiaries of HUGHES Telematics, Inc. identified therein and Plase HT, LLC as collateral agent.

99.3	Warrant to purchase 3,000,000 shares of common stock at $6.00 per share, dated as of December 17, 2009, issued to Plase HT, LLC, expiring December 17, 2014

99.4	Senior Unsecured Promissory Note, dated December 18, 2009, in the principal amount of approximately $8.3 million issued to Hughes Network Systems, LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUGHES TELEMATICS, INC.
Dated: December 22, 2009

	By:	/s/ CRAIG KAUFMANN
	Name:	Craig Kaufmann
	Title:	Vice President Finance and Treasurer

Exhibit Index

Exhibit Number	Exhibit Title

99.1	Second Lien Credit Agreement dated as of December 17, 2009 among HUGHES Telematics, Inc., Plase HT, LLC as administrative agent and collateral agent, and the lenders from time to time party thereto.

99.2	Second Lien Guaranty and Collateral Agreement dated as of December 17, 2009 among HUGHES Telematics, Inc., the subsidiaries of HUGHES Telematics, Inc. identified therein and Plase HT, LLC as collateral agent.

99.3	Warrant to purchase 3,000,000 shares of common stock at $6.00 per share, dated as of December 17, 2009, issued to Plase HT, LLC, expiring December 17, 2014.

99.4	Senior Unsecured Promissory Note, dated December 18, 2009, in the principal amount of approximately $8.3 million issued to Hughes Network Systems, LLC.